Exhibit 10.2

THIS AGREEMENT ("Agreement") is made this 15h day of June,   2009, by and between Entest BioMedical, Inc., whose address is 4700 Spring Street, Suite 203 La Mesa California , 91914 hereinafter referred to as "Entest", and Bio-Matrix Scientific Group, Inc. , whose principal place of business is 8885 Rehco Road, San Diego, California 92121, hereinafter referred to as "Company".

WHEREAS, the Company has entered into that agreement with Dr. Brian Koos (“Consultant”) dated April 8, 2009 (“Koos Agreement”)(Exhibit A).

WHEREAS, the Koos Agreement permits the Company to assign its rights to the services of the Consultant pursuant to the Koos Agreement to Entest  ,

WHEREAS, Entest is desirous of having the Company to assign its rights to the services of the Consultant pursuant to the Koos Agreement to Entest

THEREFORE, it is agreed as follows:

1.	Assignment. The Company shall assign its rights to the services of the Consultant pursuant to the Koos Agreement to Entest

2.
Liability. The Company shall not be liable to Entest, or to anyone who may claim any right due to any relationship with Entest, for any acts or omissions in the performance of services on the part of the Consultant except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence.  Entest shall indemnify, defend and hold the Company  free and harmless from and against any and all liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or in connection with the services rendered to Entest by Consultant  pursuant to the terms of this Agreement except to the extent that the same shall result from the willful misconduct or gross negligence of the Consultant or the Company  as determined by a court or arbitrator of competent jurisdiction.

3.	Company shall be compensated in accordance with the following schedule:

$10,000

4.	Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

5.
Entire Agreement. This Agreement represents the full and complete agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements between the parties with respect to the subject matter hereof. Any supplemental amendments to this Agreement shall not be binding upon either party unless executed in writing by the parties hereto

6.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflict of laws.

7.
Invalid by Operation of Law.  If any section or part of this Agreement is held to be invalid by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any section or part should be restrained by such tribunal, the remainder of the Agreement shall not be affected thereby and the parties shall enter into immediate negotiations for the purpose of arriving at a mutually satisfactory replacement for such section or part.

8.
Arbitration.  Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof.  For that purpose, the parties hereto consent to the non-exclusive jurisdiction and venue of an appropriate court located in San Diego County, State of California.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the date first set forth above.

Bio-Matrix Scientific Group Inc.	Entest BioMedical, Inc.

By: /s/David R. Koos	By: /s/David R. Koos
David R. Koos	David R. Koos
Its: CEO	Its: CEO

Exhibit A

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made this 8th day of April,   2009, by and between Brian Koos, whose address is 27-139 CHS, 10833 Le Conte Avenue, Los Angeles, CA  90025-1740, hereinafter referred to as "CONSULTANT", and Bio-Matrix Scientific Group, Inc. , whose principal place of business is 8885 Rehco Road, San Diego, California 92121, hereinafter referred to as "Company".

WHEREAS, the Company desires to engage CONSULTANT, as an independent contractor and not as an employee, to provide services to the Company in accordance with the terms and conditions of this Agreement

WHEREAS, CONSULTANT desires to provide services to the Company in accordance with the terms and conditions of this Agreement

THEREFORE, it is agreed as follows:

1.  Term.  The term of this Agreement shall be for a period of five years commencing on the date hereof (“Contract Period”) and thereafter shall be renewable only by mutual written agreement of the parties.

2.  Liability. The CONSULTANT shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of the CONSULTANT except when said acts or omissions of the CONSULTANT are due to willful misconduct or gross negligence.  The Company shall indemnify, defend and hold the CONSULTANT free and harmless from and against any and all liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or in connection with the services rendered to the Company by CONSULTANT (whether pursuant to the terms of this Agreement or otherwise) or in any way relating to the Company's operation of its business, except to the extent that the same shall result from the willful misconduct or gross negligence of the CONSULTANT as determined by a court or arbitrator of competent jurisdiction. The CONSULTANT shall promptly notify the Company in writing of any such third party claim or suit and the Company shall have the right to fully control the defense and settlement thereof provided that any settlement shall include a general release of the CONSULTANT and shall not include any admission of liability by the CONSULTANT.  The Company agrees that during the Contract Period and for a period of five years thereafter, it will maintain clinical trials insurance (if the Company directly or indirectly conducts clinical trials involving the Technology, as defined below) and other liability insurance in amounts consistent with best practices in the industry and will list the CONSULTANT as an additional insured on all such insurance policies.  The Company shall furnish the CONSULTANT with certificates of insurance evidencing such coverage upon the CONSULTANT'S request.

IN NO EVENT WILL CONSULTANT BE LIABLE TO COMPANY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF CONSULTANT HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL CONSULTANT’S LIABILITY TO COMPANY WITH RESPECT TO ANY SERVICES PERFORMED UNDER THIS AGREEMENT EXCEED THE AMOUNT OF ALL CONSULTING FEES OR OTHER COMPENSATION PAID TO CONSULTANT BY COMPANY IN CONNECTION WITH SUCH SERVICES, AND CONSULTANT SHALL HAVE THE RIGHT, IN HIS SOLE DISCRETION, TO OFFSET ANY SUCH LIABILITY BY RETURNING ANY STOCK COMPENSATION ISSUED HEREUNDER, AT ITS FAIR MARKET VALUE MEASURED AS OF THE DATE OF GRANT.

3.  Representations and Warranties

(a) Company hereby represents and warrants to CONSULTANT as follows:

(i) Corporate Existence of Company. Company (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware  and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(ii) No Conflicts. None of the execution, delivery and performance of this Agreement by Company, nor the consummation of the transactions contemplated hereby (a) constitutes or will constitute a violation of the organizational documents of Company, (b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Company is a party or by which Company or any of its properties may be bound, (c) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental authority directed to Company or any of its properties in a proceeding to which its property is or was a party.

(b) CONSULTANT hereby represents and warrant to Company as follows:

(i) No Conflicts. Subject to Section 7 of this Agreement, none of the execution, delivery and performance of this Agreement by CONSULTANT, or the consummation of the transactions contemplated hereby and thereby (a) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which  CONSULTANT is a party or by which  CONSULTANT may be bound, or (b) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental authority directed to  CONSULTANT

4. Scope of Services. CONSULTANT shall perform the following tasks, as directed by the Company’s Chief Executive Officer (“CEO”) and /or Board of Directors (“Board”):

(i)    Advise the Company in determining specific studies and time-lines that are needed (a) to establish the clinical usefulness of a Screening Test for Gestational Diabetes (licensed by the Company from the Regents of the University of California pursuant to that certain license agreement dated September 26, 2008 (the "Screening Test") and (b) to create a new rapid analysis method for screening large populations (collectively, the "Technology").

(ii)   Serve on the Company’s Medical Advisory Board ("MAB") in order to provide advice to the Company regarding the Technology and other related technologies or approaches as the Company may from time to time reasonably request.  The Company  anticipates that the MAB shall meet at least four (4) times each year, at times and locations to be determined by the Company in consultation with MAB members.

(iii)          Advise the Company in:

(a) the design and completion of the specific studies that demonstrate the clinical usefulness of the Screening Test. The parties anticipate that this will require the Company, with the CONSULTANT'S advice, to 1) determine the screening values for normal pregnant women in the first 20 weeks of pregnancy and establish the potential usefulness of the Technology to detect gestational diabetes in early pregnancy, and 2) complete a large prospective study that determines the value of the Technology in identifying gestational diabetes in subpopulations that include race/ethnicity, age, and gestational age; and

(b) establishing and validating a new method for rapid screening of large populations.

Notwithstanding anything to the contrary set forth in this Agreement, the parties hereby acknowledge and agree that (a) the CONSULTANT is subject to certain limitations on the time he may devote to consulting pursuant to the relevant polices and guidelines of the University of California, (b) the CONSULTANT shall not be required to devote more than 100 hours per year to the rendering of services to the Company under this Agreement or otherwise and (c) CONSULTANT is being engaged on a non-exclusive basis and may render professional consulting services to other clients, including, without limitation, clients who may compete with the Company’s business.

5.  Consideration. As consideration for entering into this Agreement and performing services hereunder, Company agrees that:

CONSULTANT shall be compensated in accordance with the following schedule:

Upon execution of this Agreement, CONSULTANT shall be granted Three Hundred Twenty-Five Thousand (325,000) shares of the Company's common stock (the "Shares").  CONSULTANT shall have full voting, dividend and other rights with respect to all of the Shares from the date of grant, provided, however, that  CONSULTANT agrees to the following restrictions on transfer on the following number of Shares (“Share Restrictions”):

(a)           50,000  of the Shares (“50K Shares”) may not be sold, transferred, assigned, pledged or  otherwise encumbered or disposed of by the CONSULTANT (“50K Transfer Restriction”). In the event of completion of the tasks in Section 4(i) of this Agreement on or before the fifth anniversary of this Agreement; the 50K Transfer Restriction shall no longer apply to the 50K Shares as of the date of completion of those tasks.  In the event that the tasks in Section 4(i) of this Agreement are not completed by the fifth anniversary of this Agreement, the 50K Shares shall be forfeited by the CONSULTANT, and ownership of the 50K Shares transferred back to the Company.

(b)           100,000 of the Shares (“100K Shares”) may not be sold, transferred, assigned, pledged or  otherwise encumbered or disposed of by the CONSULTANT (“100K Transfer Restriction”). In the event of completion of the tasks in Section 4(iii)(a) of this Agreement on or before the fifth anniversary of this Agreement; the 100K Transfer Restriction shall no longer apply to the 100K Shares as of the date of completion of those tasks.  In the event that the tasks in Section 4(iii)(a) of this Agreement are not completed by the fifth anniversary of this Agreement, the 100K Shares shall be forfeited by the CONSULTANT, and ownership of the 100K Shares transferred back to the Company.

(c)           Another 100,000 of the Shares (“Second 100K Shares”) may not be sold, transferred, assigned, pledged or  otherwise encumbered or disposed of by the CONSULTANT (“Second 100K Transfer Restriction”). In the event of completion of the tasks in Section 4(iii)(b) of this Agreement on or before the fifth anniversary of this Agreement; the Second 100K Transfer Restriction shall no longer apply to the Second 100K Shares as of the date of completion of those tasks.  In the event that the tasks in Section 4(iii)(b) of this Agreement are not completed by the fifth anniversary of this Agreement, the Second 100K Shares shall be forfeited by the CONSULTANT, and ownership of the Second 100K Shares transferred back to the Company.

In the event that, prior to the expiration of the Consulting Period, the Company terminates this Agreement without cause, all of the Share Restrictions pursuant to this Section 5 shall be null, void, and of no force and effect.

CONSULTANT understands that under section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the fair market value of any Shares at the first time the rights of the CONSULTANT’s beneficial interest in such Shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, will be reportable as ordinary income at that time. CONSULTANT understands that he may elect to be taxed at the time the Shares are acquired hereunder to the extent of the fair market value of the Shares as of the date of grant rather than when such Shares cease to be subject to the abovementioned restrictions by filing an election under section 83(b) of the Code with the I.R.S. within thirty (30) days after the date of the granting of the Shares.  CONSULTANT ACKNOWLEDGES THAT IT IS CONSULTANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE. CONSULTANT IS RELYING SOLELY ON HIS ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

CONSULTANT represents that he has been made aware that any and all  Common Shares of the Company to be  issued pursuant to this Agreement shall not  be registered under the Securities Act of 1933, as amended, or the Securities Laws of any State. Notwithstanding the foregoing, the parties acknowledge that the capital stock of the Company is publicly traded and, for so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company hereby agrees to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), at all times, and use reasonable, diligent efforts to file with the U.S. Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

CONSULTANT agrees that any securities to be issued pursuant to this Agreement shall contain the following, or a substantially similar, restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS  AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

6. Expenses. The Company shall reimburse CONSULTANT for all expenses necessarily and reasonably incurred by CONSULTANT in connection with the services rendered hereunder and the business of the Company against presentation of proper receipts or other proof of expenditure, and subject to such written guidelines or limitations as are provided to CONSULTANT in advance by the CEO or the Board.

7.  Notwithstanding anything to the contrary in this Agreement, the Company hereby acknowledges and agrees that (a) CONSULTANT is an employee of the University of California with pre-existing obligations to disclose and to assign patent rights to the Regents consistent with the Patent Agreement, dated July 25, 1988, by and between the CONSULTANT and the University of California, and the guidelines and policies of the University of California in effect from time to time (collectively, the “UCLA Patent Agreement”); (b) the obligations of the CONSULTANT under this Agreement are subject and subordinate to all rights of and obligations to the University of California under the UCLA Patent Agreement; (c) in the event of any conflict between this Agreement and the UCLA Patent Agreement, the UCLA Patent Agreement shall control; and (d) the CONSULTANT'S compliance with his obligations under the UCLA Patent Agreement shall not be deemed a breach of this Agreement.  Nothing in this Agreement shall apply to the University of California, or impose any obligations or restrictions on the University of California.  A copy of the UCLA Patent Agreement is attached to this Agreement as Exhibit A and made a part hereof.

8. Termination.  Either party may terminate this Agreement at any time without cause by giving the other party thirty (30) days prior written notice.  In the event of any material breach of this Agreement that is not cured within ten (10) days after receipt of written notice from the non-breaching party, the non-breaching party may terminate this Agreement by giving written notice to the breaching party.  Any liabilities accrued through the date of termination shall survive termination.

9.  Independent Contractor.  CONSULTANT is an independent contractor and is not an agent or employee of, and has no authority to bind, the Company by contract or otherwise.  CONSULTANT will perform services hereunder under the general direction of Company, but CONSULTANT will determine, in CONSULTANT'S sole discretion, the manner and means by which such services are accomplished, subject to the requirement that CONSULTANT shall at all times comply with applicable law.

10.  Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(a)    This Agreement shall not be assignable by Company, in whole or in part, without CONSULTANT's prior consent in his sole discretion  except as follows:

The Company may assign its rights to the services of the CONSULTANT pursuant to this Agreement to Entest Biomedical, Inc., a California corporation which is currently a wholly owned subsidiary of the Company, in its sole discretion (“Entest Assignment”). In the event of an Entest Assignment, Share Restrictions (as defined in Section 5) shall expire upon completion of the applicable tasks specified in Section 5 of this Agreement completed on behalf of Entest BioMedical, Inc. as if they were completed on behalf of the Company. In the event that CONSULTANT is paid a dividend in kind of the securities of Entest BioMedical, Inc. by the Company on Shares ( “Entest Dividend Shares” ), then the CONSULTANT agrees that the Entest Dividend Shares will be subject to transfer and forfeiture restrictions identical to and in the same proportion as the Share Restrictions on the Shares described in Section 5 of this Agreement.

(b)    This Agreement shall not be assignable by CONSULTANT, in whole or in part, without Company's consent in its sole discretion.

11. Entire Agreement. This Agreement represents the full and complete agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements between the parties with respect to the subject matter hereof. Any supplemental amendments to this Agreement shall not be binding upon either party unless executed in writing by the parties hereto.

12.  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflict of laws.

13. Invalid by Operation of Law.  If any section or part of this Agreement is held to be invalid by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any section or part should be restrained by such tribunal, the remainder of the Agreement shall not be affected thereby and the parties shall enter into immediate negotiations for the purpose of arriving at a mutually satisfactory replacement for such section or part.

14.  Arbitration.  Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof.  For that purpose, the parties hereto consent to the non-exclusive jurisdiction and venue of an appropriate court located in San Diego County, State of California.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the date first set forth above.